As filed with the Securities and Exchange Commission on February 6, 1998.
                                                      Registration No. 333-36839
--------------------------------------------------------------------------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                         POST EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             FIRST UNION CORPORATION

 North Carolina                                           56-0898180
 (State of incorporation)                    (I.R.S Employer Identification No.)

 One First Union Center
 Charlotte, North Carolina                                28288-0013
 (Address of principal executive offices)                  (Zip Code)
                                   ----------
                      First Union Corporation Savings Plan
                            (Full title of the plan)
                                   ----------
                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
            (Name, address and telephone number of agent for service)
                                   ----------
         This Post-Effective Amendment covers shares of the Registrant's $3.33 1/3 par value common stock which were included in the shares of such common stock originally registered on the Form S-4 to which this is an amendment. The registration fee in respect to such common stock was paid at the time of the original filing of the Registration Statement relating to such common stock.

         In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the First Union Corporation Savings Plan.

         Pursuant to Rule 429 under the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement on Form S-4 contains a combined propspectus that also relates to Registration Statement No. 33-65501 on Form S-8 previously filed by the Registrant and declared effective on December 29, 1995.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

         The following documents are incorporated by reference in this Registration Statement:

         (1) the Annual Report of First Union Corporation (the "Corporation") on Form 10-K for the year ended December 31, 1996;

         (2) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (3) the Corporation's Current Reports on Form 8-K dated January 13, 1997, July 21, 1997, August 20, 1997, November 18, 1997, November
               28, 1997, December 2, 1997, and January 22, 1998; and

         (4) the information set forth under "Description of FUNC Capital Stock" in the Prospectus/Proxy Statement dated October 14, 1997, filed with the Securities and Exchange Commission relating to the Corporation's Registration Statement No. 333-36839.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liability arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

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         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.            Description
-----------            -----------

(2) -Agreement and Plan of Mergers, dated as of July 18, 1997, by and among the Corporation, First Union National Bank, Signet Banking Corporation, and Signet Bank (the "Merger Agreement").*

(3)(a)        -Articles of Incorporation of the Corporation, as amended.*

(3)(b)        -Bylaws of the Corporation, as amended.*

(4)(a)        -Amended and Restated Shareholder Protection Rights Agreement.*

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)           -Opinion of Marion A. Cowell, Jr., Esq.*

(23)(a)       -Consent of KPMG Peat Marwick LLP.

(23)(b)       -Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)          -Power of Attorney.*
------------------------
*Previously filed.


Item 9.  Undertakings.

         (A)  RULE 415 OFFERING.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                                arising after the effective date of the
                                registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with
                                respect to the plan of distribution not
                                previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (H) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OF FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of

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expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-36839 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 6, 1998.

                                        FIRST UNION CORPORATION

                                        By:/s/ Kent S. Hathaway
                                            Kent S. Hathaway
                                            Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-36839 on Form S-4 has been signed by the following persons in the capacities indicated and on the date indicated.


    Edward E. Crutchfield*     Chairman and Chief Executive Officer and Director
-----------------------------
    Edward E. Crutchfield


    Robert T. Atwood *         Executive Vice President and Chief Financial Officer
-----------------------------
    Robert T. Atwood


    James H. Hatch*            Senior Vice President and Corporate Controller
-----------------------------
    James H. Hatch             (Principal Accounting Officer)


    Edward E. Barr*            Director
-----------------------------
    Edward E. Barr


    G. Alex Bernhardt*         Director
-----------------------------
    G. Alex Bernhardt


    W. Waldo Bradley*          Director
-----------------------------
    W. Waldo Bradley


    Robert J. Brown*           Director
-----------------------------
    Robert J. Brown


    A. Dano Davis*             Director
-----------------------------
    A. Dano Davis


    R. Stuart Dickson*         Director
-----------------------------
    R. Stuart Dickson


                                        6




    B.F. Dolan*                Director
-----------------------------
    B.F. Dolan


    Roddey Dowd, Sr.*          Director
-----------------------------
    Roddey Dowd, Sr.


    John R. Georgius*          Director
-----------------------------
    John R. Georgius


                               Director
-----------------------------
    Arthur M. Goldberg


    William H. Goodwin, Jr.*   Director
-----------------------------
    William H. Goodwin, Jr.


    Howard H. Haworth*         Director
-----------------------------
    Howard H. Haworth


    Frank M. Henry*            Director
-----------------------------
    Frank M. Henry


    Leonard G. Herring*        Director
-----------------------------
    Leonard G. Herring



                               Director
-----------------------------
    Jack A. Laughery



    Max Lennon*                Director
-----------------------------
    Max Lennon


    Radford D. Lovett*         Director
-----------------------------
    Radford D. Lovett


    Mackey J. McDonald*        Director
-----------------------------
    Mackey J. McDonald



                               Director
-----------------------------
    Malcolm S. McDonald


    Joseph Neubauer*           Director
-----------------------------
    Joseph Neubauer


    Randolph N. Reynolds*      Director
-----------------------------
    Randolph N. Reynolds


    Ruth G. Shaw*              Director
-----------------------------
    Ruth G. Shaw


                                        7




    Charles M. Shelton*        Director
-----------------------------
    Charles M. Shelton


    Lanty L. Smith*            Director
-----------------------------
    Lanty L. Smith


    Anthony P. Terracciano*    Director
-----------------------------
    Anthony P. Terracciano


    Dewey L. Trogdon*          Director
-----------------------------
    Dewey L. Trogdon



                               Director
-----------------------------
    John D. Uible


    B.J. Walker*               Director
-----------------------------
    B.J. Walker


*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
-----------------------------
    Kent S. Hathaway

Date: February 6, 1998



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the undersigned has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on February 6, 1998.

FIRST UNION CORPORATION SAVINGS PLAN

By: /s/ Ben Jolley
-----------------------------
Name: Ben Jolley
Title: Vice President



                                        8

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                                  EXHIBIT INDEX

Number               Description                         Location
------               -----------                         --------

(2)            -The Merger Agreement.                       *

(3)(a)         -Articles of Incorporation of the            *
                Corporation, as amended.

(3)(b)         -Bylaws of the Corporation,                  *
                as amended.

(4)(a)         -Amended and Restated Shareholder            *
                Protection Rights Agreement.

(4)(b)         -All instruments defining the
                rights of holders of long-           Not filed pursuant to (4)
                term debt of the Corporation         (iii) of Item 601(b) of
                and its subsidiaries.                Regulation S-K; to be
                                                     furnished upon request of
                                                     the Commission.

(5)            -Opinion of Marion A. Cowell,                *
                  Jr., Esq.

(23)(a)        -Consent of KPMG Peat Marwick LLP.    Filed herewith.

(23)(b)        -Consent of Marion A. Cowell, Jr.,    Included in Exhibit (5).
                Esq.

(24)           -Power of Attorney.                          *
-----------------------
*Previously filed.


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